                                                                    EXHIBIT 99.1



FOR FURTHER INFORMATION:                               TRADED:  NYSE
                                                       SYMBOL:  ELK
Richard J. Rosebery, Executive Vice President and Chief Financial Officer
(214) 851-0500

PRESS RELEASE
FOR IMMEDIATE RELEASE


            ELCOR REPORTS HIGHER SALES AND EARNINGS IN FISCAL 1996
                     EXPECTS STRONG GROWTH IN FISCAL 1997


DALLAS, TEXAS, August 20,1996 . . . . Elcor Corporation today reported higher fiscal 1996 sales and earnings for the year ending June 30, 1996. Results for the fourth quarter and fiscal year were in line with the company's publicly released comments on June 20. Fourth quarter sales rose while earnings were lower because of start-up losses at a new plant and a nonrecurring provision for the adoption of FAS No. 121.

Roy E. Campbell, Chairman and Chief Executive Officer, said, "Strong demand and better prices for Elk Prestique(R) premium laminated fiberglass asphalt shingles and accessory products, along with increasing production from the new Shafter, California plant, contributed to the 24% increase in fiscal 1996 sales and an 8% increase in net income. Growing demand for Elk Prestique products and improving production levels at our new Shafter, California plant and our new Ennis, Texas nonwoven fiberglass roofing mat plant should contribute to strong growth in fiscal 1997.



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OPERATING RESULTS

For the fiscal year ending June 30, 1996, sales rose 24% to $196,462,000, compared to $159,061,000 in fiscal 1995. Net income of $10,284,000, or $1.16 per share, was up from $9,558,000, or $1.08 per share, last year, even though operating losses at our new Shafter, California plant reduced net income by about $2.6 million, or $.30 per share. In addition, nonrecurring provisions, primarily as a result of adopting FAS No. 121, reduced net income by about
$1 million, or $.11 per share.

For the fourth quarter ending June 30, 1996, sales rose 12% to $52,524,000 from $46,795,000 last year. Net income of $2,176,000, or $.25 per share, compared to $3,621,000, or $.41 per share, in the year-ago quarter. Fourth quarter earnings would have surpassed last year's quarter, except for the above factors which, together, reduced net income by about $1.8 million, or $.20 per share.

FINANCIAL POSITION

During fiscal 1996, cash flows from operating activities more than covered a $17 million expansion in working capital and funded a portion of the company's $40.7 million of capital expenditures. At June 30, 1996, the company had $53 million of long-term debt, $102.2 million of shareholders' equity, and $155.2 million of total capital. Long-term debt as a percent of total capital was about 34%. The current ratio is 2.7 to 1 at June 30, 1996.

OUTLOOK

Mr. Campbell said, "During the last three years, Elk has invested over $100 million to increase its capacity to manufacture its patented Enhanced High Definition(R) and Raised Profile(TM) Prestique premium laminated fiberglass asphalt shingles and to more than triple its nonwoven fiberglass mat capacity. During fiscal 1997, the superior physical properties of the new nonwoven fiberglass


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roofing mats will permit Elk to further differentiate its Elk Prestique shingle lines by increasing the value of these products, while lowering their production costs.

"At the present time, we expect strong demand for our patented Enhanced High Definition and Raised Profile Prestique shingles will boost shipments and sales to record levels for our fiscal 1997 first quarter, and we expect this trend will result in substantially higher sales for fiscal 1997 as well. We still expect earnings per share for fiscal year 1997 will increase to about $1.30 to $1.50 per share from $1.16 per share in fiscal 1996.

"We currently expect that earnings per share during earlier quarters should be in the general range of, or possibly lower than, the fiscal 1996 quarters until the Shafter plant installs some new equipment this fall and gets the benefit of having all of its higher value products in its manufacturing schedule. The start-up of the major new nonwoven fiberglass mat production facility at Ennis is going well, and we believe the new roofing mats are superior to anything in the industry. However, this new facility will also be a drag on earnings during the early part of the fiscal year until we get its manufacturing output and sales above the break-even point. At this point, it appears that the earlier quarters of fiscal 1997 will be most challenging until we start to get the benefit of the earnings contribution from these two major new facilities. Looking ahead to the longer-term, we have made the investments to expand capacity that should enable us to achieve strong growth in sales and earnings over the next several years," Campbell concluded.

SAFE HARBOR PROVISIONS

In accordance with the recently enacted safe harbor provisions of the securities law regarding forward-looking statements, except for the historical information contained herein, the above discussion contains forward looking statements that involve risks and uncertainties. Elcor's actual


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results could differ materially from those discussed here. Factors that could cause or contribute to such differences could include, but are not limited to, changes in demand, prices, raw material costs and the time that it takes to bring the new Shafter, California and Ennis, Texas plants to profitable operations, changes in economic conditions of the various markets the company serves, changes in the amount and severity of inclement weather, as well as the other risks detailed herein and in the company's reports filed with the Securities and Exchange Commission, including, but not limited to its Form 8-K dated August 20, 1996.

                                - - - - - - - -

Elcor, through its subsidiaries, manufactures roofing products and industrial products. Each of Elcor's principal operating subsidiaries is the leader or one of the leaders within its particular market. Its common stock is listed on the New York Stock Exchange (ticker symbol: ELK).

Elcor's roofing products facilities are located in Tuscaloosa, Alabama; Shafter, California; Dallas and Ennis, Texas. Its industrial products facilities are located in Cleveland, Ohio; Dallas, Lufkin, and Midland, Texas.

PRESS RELEASE
Elcor Corporation Quarterly Results
August 20, 1996
Add Four

CONDENSED RESULTS OF OPERATIONS
($ in thousands)



                                                               Unaudited                                 Audited
                                                           Three Months Ended                        Fiscal Year Ended
                                                                June 30,                                  June 30,
                                                           1996          1995                      1996             1995
                                                        --------        --------                ---------         ---------
SALES                                                   $ 52,524        $ 46,795                $ 196,462         $ 159,061
                                                        --------        --------                ---------         ---------

COSTS AND EXPENSES:
   Cost of sales                                          40,384          34,534                  149,080           116,799
   Selling, general & administrative                       7,704           6,670                   29,121            27,103
   Reduction in value of assets                            1,037               0                    1,595                 0
   Interest expense (income), net                             78              (7)                     183              (122)
                                                        --------        --------                ---------         ---------
Total Costs and Expenses                                  49,203          41,197                  179,979           143,780
                                                        --------        --------                ---------         ---------

INCOME BEFORE INCOME TAXES                                 3,321           5,598                   16,483            15,281
Provision for income taxes                                 1,145           1,977                    6,199             5,723
                                                        --------        --------                ---------         ---------
NET INCOME                                              $  2,176        $  3,621                $  10,284         $   9,558
                                                        ========        ========                =========         =========
NET INCOME PER SHARE                                    $   0.25        $   0.41                $    1.16         $    1.08
                                                        ========        ========                =========         =========

AVERAGE COMMON AND COMMON
   EQUIVALENT SHARES OUTSTANDING                           8,871           8,822                    8,857             8,844
                                                        ========        ========                =========         =========


PRESS RELEASE
Elcor Corporation Quarterly Results
August 20, 1996
Add Five


CONDENSED BALANCE SHEET
(Audited, $ in thousands)




                                                          June 30,
                                                    1996           1995
                                                 ----------     ----------
ASSETS

Cash and cash equivalents                        $    3,744     $    3,731
Receivables, net                                     42,482         32,910
Inventories                                          26,748         11,701
Deferred income taxes                                 2,734          2,136
Prepaid expenses and other                            1,956          2,931
                                                 ----------     ----------

    Total Current Assets                             77,664         53,409

Property, plant and equipment, net                  110,207         75,186
Net assets of discontinued operations                 2,942          7,175
Other assets                                          1,315          1,363
                                                 ----------     ----------

    Total Assets                                 $  192,128     $  137,133
                                                 ==========     ==========



                                                          June 30,
                                                    1996           1995
                                                 ----------     ----------

LIABILITIES AND SHAREHOLDERS' EQUITY

Accounts payable & accrued liabilities           $   28,594     $   21,397
Current maturities on long-term debt                      0              0
                                                 ----------     ----------

    Total Current Liabilities                        28,594         21,397

Long-term debt, net                                  53,000         18,400
Deferred income taxes                                 8,336          3,720
Shareholders' equity                                102,198         93,616
                                                 ----------     ----------

    Total Liabilities and Shareholders' Equity   $  192,128     $  137,133
                                                 ==========     ==========

PRESS RELEASE
Elcor Corporation Quarterly Results
August 20, 1996
Add Six

CONDENSED STATEMENT OF CASH FLOWS
(Audited, $ in thousands)


                                                          For the Year Ended
                                                               June 30,
                                                         1996            1995
                                                       ---------       --------
CASH FLOWS FROM:
OPERATING ACTIVITIES
Net income                                             $  10,284       $  9,558
Adjustments to net income
    Depreciation and amortization                          4,689          3,603
    Reduction in value of assets                           1,595              0
    Deferred income taxes                                  4,018          2,845
    Changes in assets and liabilities:
        Trade receivables                                 (9,572)           627
        Inventories                                      (15,047)         5,192
        Prepaid expenses and other                           975         (1,328)
        Accounts payable and accrued liabilities           6,697           (272)
                                                       ---------       --------
Net cash from continuing operations                        3,639         20,225
                                                       ---------       --------
Net cash from discontinued operations                      4,233            684
                                                       ---------       --------

INVESTING ACTIVITIES
    Additions to property, plant & equipment             (40,669)       (46,252)
    Proceeds from sale of investments                          0          5,378
    Other                                                    (88)           548
                                                       ---------       --------
Net cash from investing activities                       (40,757)       (40,326)
                                                       ---------       --------

FINANCING ACTIVITIES
    Long-term borrowings                                  34,600         18,400
    Dividends on common stock                             (2,101)             0
    Treasury stock transactions and other, net               399         (1,171)
                                                       ---------       --------
Net cash from financing activities                        32,898         17,229
                                                       ---------       --------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS          13         (2,188)

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR             3,731          5,919
                                                       ---------       --------
CASH AND CASH EQUIVALENTS AT END OF YEAR               $   3,744       $  3,731
                                                       =========       ========
